As Filed with the Securities and Exchange Commission on May 11, 2017.

REGISTRATION NO. 333-142640

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________________

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8 REGISTRATION STATEMENT No. 333-142640

UNDER THE SECURITIES ACT OF 1933

_____________________________________

STURM, RUGER & COMPANY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	06-0633559 (I.R.S. Employer Identification No.)

One Lacey Place, Southport, Connecticut (Address of Principal Executive Offices)	06890 (Zip Code)

The Sturm, Ruger & Company, Inc. 2007 Stock Incentive Plan

(Full Title of Plan)

Thomas A. Dineen

Sturm, Ruger & Company, Inc.

One Lacey Place

Southport, Connecticut 06890

(Name and Address of Agent for Service)

(203) 259-7843

(Telephone number, including area code, of agent for service)

_____________________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Sturm, Ruger & Company, Inc. a Delaware corporation (the “Company”), registered 2,550,000 shares of its common stock, $1.00 par value (the “Common Stock”), for issuance under The Sturm, Ruger & Company, Inc. 2007 Stock Incentive Plan (the “2007 Plan”) pursuant to Registration Statement on Form S-8, File No. 333-142640 (the “Registration Statement”), filed with the Securities and Exchange Commission on May 4, 2007. In accordance with the undertaking contained in the Registration Statement pursuant to Item 512 of Regulation S-K, this Post-Effective Amendment No. 1 is being filed to deregister 368,499 shares of the Company’s Common Stock that were registered under the Registration Statement and that remain unsold, unissued and not subject to any outstanding awards under the 2007 Plan. The Registration Statement shall remain in effect for all other shares of Common Stock subject to awards granted under the 2007 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southport, State of Connecticut on May 11, 2017.

STURM, RUGER & COMPANY, INC.

By:	/s/ Thomas A. Dineen
	Name:	Thomas A. Dineen
	Title:	Principal Financial Officer, Principal Accounting
Officer, Vice President, Treasurer and Chief
Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Christopher J. Killoy	Chief Executive Officer and Director	May 11, 2017
Christopher J. Killoy	(Principal Executive Officer)

/s/ Thomas A. Dineen	Vice President,	May 11, 2017
Thomas A Dineen	Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ John A. Cosentino, Jr.	Director	May 11, 2017
John A. Cosentino, Jr.

/s/ Michael O. Fifer	Director	May 11, 2017
Michael O. Fifer

/s/ Sandra S. Froman	Director	May 11, 2017
Sandra S. Froman

/s/ C. Michael Jacobi	Director	May 11, 2017
C. Michael Jacobi

/s/ Terrence G. O’Connor	Director	May 11, 2017
Terrence G. O’Connor

/s/ Amir P. Rosenthal	Director	May 11, 2017
Amir P. Rosenthal

/s/ Ronald C. Whitaker	Director	May 11, 2017
Ronald C. Whitaker

/s/ Phillip C. Widman	Director	May 11, 2017
Phillip C. Widman

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